UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 1, 2010 (May 25, 2010)

LINCOLN FLOORPLANNING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34230	22-3969766
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1326 South Ridgewood Avenue, Suite 8B, Daytona Beach, FL 32114
(Address of principal executive offices)

(386) 258-1678
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.      Entry into a Material Definitive Agreement. Securities Purchase Agreement

     On May 25, 2010, Lincoln Floorplanning Co., Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Timothy L. Kuker, as sellers’ designated agent with stock power (each a “Seller” and collectively, the “Sellers”) and Sha Chen as purchaser (the “Purchaser”). Pursuant to the Stock Purchase Agreement, on May 25, 2010, the Purchaser paid to the Sellers, in the aggregate, $425,000.00 and the Sellers sold to the Purchaser 5,591,750 shares (the “Shares”) of the Company’s common stock, which constitutes 69.0384% of the outstanding capital stock of the Company. The Stock Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K.

     Prior to the closing (the “Closing”) of the transactions contemplated by the Stock Purchase Agreement, the Purchaser was not affiliated with the Company. The Purchaser will be deemed affiliate of the Company after the Closing as a result of his stock ownership interest in the Company.

     Timothy L. Kuker , Richrd R. Cook, Steven G. Salmond and Ronald S. Worl resigned from their positions as directors or officers of the Company effective as of the Closing. At the Closing, Sha Chen was appointed as a director and as President, Treasurer and Secretary of the Company effective as of the Closing.

Change of Business Plan

     From and after the Closing Date, the Company will no longer operate the business of providing floor plan financing to used-car dealerships in North Carolina as initially planned. Instead, the Company’s business plan will now consist of exploring potential targets for a business combination with the Company through a purchase of assets, share purchase or exchange, merger or similar type of transaction.

Item 5.01      Change in Control of the Registrant

     See Item 1.01 above.

Item 5.02      Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

     Pursuant to the terms of the Stock Purchase Agreement, each of Timothy L. Kuker, Richrd R. Cook, Ronald S. Wor and Steven G. Salmond, the only directors of the Company, have agreed to resign from their positions as directors. Timothy L. Kuker has agreed to resign from his position as the President (CEO) of the Company; Richrd R. Cook has agreed to resign from his positions as Secretary of the Company; Steven G. Salmond has agreed to resign from his positions as Treasurer of the Company; and Ronald S. Worl has agreed to resign from his positions as Vice President of the Company. Their resignations as directors and from all of their offices with the Company that they hold became effective at the Closing.

     At the Closing, Sha Chen was appointed as a director and as President, Treasurer and Secretary of the Company.

     Since 2004, Sha Chen has worked as an officer and later a director at Essence Consulting & Management Co., Ltd., a financial consulting company. She is responsible for the company's daily management and accounting matters. Ms. Chen has a bachelor's degree in Accounting from Northwestern Industry University.

     Ms. Chen has not been named to any committees of the Company’s Board of Directors, and any committees of the Company’s Board of Directors to which Ms. Chen may be named have not been determined, as of the filing of this report.

Item 9.01.      Financial Statements and Exhibits.

(c)      Exhibits.

10.1	Stock Purchase Agreement, dated May 25, 2010, by and among Shareholders of Lincoln Floorplanning Co., Inc. and Sha Chen/Assigns.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN FLOORPLANNING CO., INC.
Date: June 1, 2010	By: /s/ Timothy L. Kuker
Timothy L. Kuker, President

EXHIBIT INDEX

10.1	Stock Purchase Agreement, dated May 25, 2010, by and among Shareholders of Lincoln Floorplanning Co., Inc. and Sha Chen/Assigns.